News Release	AmSouth Bancorporation Post Office Box 11007 Birmingham, Alabama 35288

FOR IMMEDIATE RELEASE

Contact:	Rick Swagler (News media)	(205) 801-0105
	List Underwood (Investment community)	(205) 801-0265

AmSouth Enters into Agreements with U.S. Attorney in Mississippi, Federal Reserve and FinCEN

BIRMINGHAM, Ala., Oct. 12, 2004 – AmSouth Bancorporation (NYSE: ASO) announced today that it and AmSouth Bank have entered into a deferred prosecution agreement with the U.S. Attorney for the Southern District of Mississippi relating to deficiencies in the bank’s reporting of suspicious activities under the Bank Secrecy Act. The matter initially arose out of a previously disclosed fraudulent note scheme committed by two bank customers, Louis Hamric and Victor Nance, beginning in 2000, but was subsequently expanded to include certain other specific matters, including AmSouth’s general policies and procedures for Bank Secrecy Act compliance. AmSouth has also entered into a cease and desist order with the Federal Reserve and the Alabama Department of Banking, and an order with FinCEN relating to deficiencies in AmSouth’s compliance with the Bank Secrecy Act.

        Under the agreement with the U.S. Attorney, acting on behalf of the Department of Justice, AmSouth has agreed to make a payment of $40 million to the United States. In connection with the Federal Reserve and FinCEN orders, AmSouth has been assessed a civil money penalty in the amount of $10 million. Additionally, as a result of these settlements, AmSouth will incur pretax costs of $4 million in professional and other related fees in the third quarter.

        AmSouth is committed to full compliance with the provisions of these agreements. Provided AmSouth complies with its obligations under the deferred prosecution agreement for a period of 12 months, the U.S. Attorney has agreed not to take further action against the company in connection with this matter. With respect to the cease and desist order, the Federal Reserve has indicated it will restrict the company’s expansion activities until such time as it believes the company is in substantial compliance with the requirements of the order.

        As part of the agreements, AmSouth has agreed to take additional actions to ensure compliance with the Bank Secrecy Act, including independent third-party reviews of its activities, enhanced training of personnel, submission of written plans, and adoption of approved policies and procedures.

         C.  Dowd Ritter, AmSouth’s Chairman, President and Chief Executive Officer, said, “AmSouth is committed to meeting the highest standards in all aspects of its business. This is an obligation we take extremely seriously. We have already taken a number of remedial actions, and are committed to taking further actions, to ensure we are appropriately responding to the bank's obligations. AmSouth is a strong regional bank with a solid financial foundation, and we look forward to continuing to meet the needs of our customers and deliver value to our shareholders while meeting the highest standards of compliance.”

        At the time Hamric and Nance committed the fraud, Hamric was a practicing attorney and Nance was a registered representative for a broker-dealer affiliate of a national life insurance company. Beginning in 2000, Hamric and Nance opened custody accounts at AmSouth Bank to hold fraudulent notes issued by Hamric. In 2002 Hamric defaulted on promissory notes issued to over 40 of their clients, triggering a number of civil lawsuits against individuals and institutions, including Nance’s former employer and AmSouth. AmSouth, together with Nance’s former employer, has settled virtually all of these matters for amounts in excess of the principal investment. Hamric, Nance and other individuals connected with them pled guilty to criminal charges relating to the scheme in 2003.

        AmSouth has filed the deferred prosecution agreement and the orders on Form 8-K, which is available at the company’s Investor Relations Resource Center, www.amsouth.com/irrc and on the Securities and Exchange Commission’s website, www.sec.gov.

Questions and Answers Regarding AmSouth’s Settlements

WHAT ARE BANKS’ OBLIGATIONS TO DETECT AND REPORT SUSPICIOUS
ACTIVITIES?
Under the Bank Secrecy Act, financial institutions are obligated to file Suspicious Activity Reports, or SARs, on suspicious activities involving the institution, including certain attempted or actual violations of law as well as certain transactions that do not appear to have a lawful business purpose or are not the sort of transaction in which the particular customer would normally be expected to engage.

WHAT IS A SUSPICIOUS ACTIVITY REPORT?
For information on Suspicious Activity Reports and the requirements for filing them, please refer to FinCEN’s website: www.fincen.gov.

WHAT IS FinCEN?
The Financial Crimes Enforcement Network is an agency of the U.S. Treasury Department whose mission is to support law enforcement investigative efforts and foster interagency and global cooperation against domestic and international financial crimes.

WHAT IS THE BANK SECRECY ACT?
The Bank Secrecy Act is the centerpiece of the federal government’s efforts to prevent banks and other financial institutions from being used to facilitate the transfer or deposit of money derived from criminal activity. The law was amended after 9/11 by the USA PATRIOT Act of 2001, expanding the important role the government expects banks to play in detecting and reporting suspicious activity.

WHAT DOES THE DEFERRED PROSECUTION AGREEMENT REQUIRE?
Under the terms of the deferred prosecution agreement with AmSouth, the United States has filed a one count information in the United States District Court for the Southern District of Mississippi charging AmSouth with failing to file suspicious activity reports in a timely, complete and accurate manner, in violation of 31 U.S.C. §§ 5318(g)(1) and 5322(b) and 31 C.F.R. § 103.18. However, the Department of Justice will recommend to the Court that the prosecution of AmSouth be deferred for 12 months in light of AmSouth’s acknowledgment of responsibility, its continued cooperation, its willingness to comply fully with the Bank Secrecy Act, its willingness to comply fully with any subpoenas issued to it by any state or federal grand jury, and the assessment of a monetary penalty.

If AmSouth is in full compliance with all of its obligations under the agreement, the United States has agreed to seek dismissal of the information with prejudice within 30 days of the end of the 12-month period set forth in the agreement.

WHAT IS A “CEASE AND DESIST” ORDER FROM THE FEDERAL RESERVE?
HOW LONG DOES THE ORDER STAND?
The order is an enforcement action available to the Federal Reserve. The order in this case requires that the bank take specific actions, including steps to comply with the Bank Secrecy Act. The order is in force until the Federal Reserve determines that the bank is in substantial compliance with the requirements of the order. While an order such as this is to be taken very seriously, we believe AmSouth has a solid financial foundation on which to continue our business.

WHAT ACTIONS MUST AMSOUTH TAKE UNDER THE FEDERAL RESERVE’S
ORDER AND WHAT STEPS HAS THE COMPANY ALREADY TAKEN?
The order requires the bank to:

  Commission an independent review of the bank’s Bank Secrecy Act compliance program and submit a program to ensure compliance;
  Review and evaluate suspicious activity reporting, customer due diligence and fraud detection programs and staff;
  Conduct a review of account activity to determine whether suspicious activity was properly identified and reported;
  Strengthen the bank’s internal controls;
  Develop policies and procedures governing the conduct of the bank and its personnel in regulatory matters; and
  Submit monthly progress reports to the Federal Reserve.

The bank has already taken a number of actions, specifically:

  Engaged a nationally known consultant to provide a comprehensive review of our suspicious activity detection and reporting process;
  Reorganized the Bank Secrecy Act compliance area to have a separate unit devoted to the assessment and monitoring of high-risk customers;
  Strengthened its enterprise-wide risk management structure;
  Added additional staff for suspicious activity detection and reporting;
  Instituted training customized by line of business for detecting and reporting suspicious activities;
  Improved processes for detecting and reporting suspicious activities; and
  Committed to purchase and operate state of the art technology for detecting suspicious activities.

HAVE THE VICTIMS OF THE FRAUD COMMITTED BY LOUIS HAMRIC AND
VICTOR NANCE BEEN COMPENSATED?
In 2002 Hamric defaulted on promissory notes he issued to over 40 clients, triggering a number of civil lawsuits against individuals (Hamric, Nance and others) and institutions, including Nance’s former employer and AmSouth. AmSouth, together with Nance’s former employer, has settled virtually all of these matters for amounts in excess of the principal investment.

WILL THE AGREEMENTS HAVE ANY EFFECT ON THE WAY AMSOUTH CONDUCTS BUSINESS?
The Federal Reserve has indicated that it will restrict AmSouth’s expansion activities until it believes the bank is in substantial compliance with the requirements of the order. These agreements are an important step in the process of putting this matter behind us. AmSouth is committed to full compliance with the provisions of the agreements and to continuing to strengthen its processes.

About AmSouth
AmSouth is a regional bank holding company with $48 billion in assets, more than 670 branch banking offices and over 1,200 ATMs. AmSouth operates in Florida, Tennessee, Alabama, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, mutual fund sales, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Forward Looking Statements
Statements made in this document that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ materially from those described in the forward-looking statements. Factors which could cause results to differ materially from current management expectations include, but are not limited to: customers’ and other third parties’ reactions to the matters described in this filing; the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; the growth and profitability of AmSouth’s mortgage banking business, including mortgage-related income and fees, being less than expected; adverse changes in the financial performance and/or condition of AmSouth’s borrowers which could impact the repayment of such borrowers’ loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth’s operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and AmSouth’s success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.